UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): Monday, November 8, 2010
EMS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Georgia	000-06072	58-1035424

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Engineering Drive Norcross, Georgia	30092

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (770) 263-9200

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 Regulation FD
Item 7.01 Regulation FD Disclosure
On November 2, 2010, EMS Technologies, Inc. received a letter from a shareholder expressing its views regarding potential strategic alternatives for the Company. On November 8, 2010, the Company responded to the shareholder’s letter. The Registrant’s response is furnished with this filing as Exhibit 99.1.
Statements contained in Exhibit 99.1 regarding the Company’s expectations for various businesses and products are forward-looking statements. Actual results could differ materially from those statements as a result of a wide variety of factors, including the risks identified under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.
Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(c)	The following exhibits are furnished as part of this Form 8-K.

Exhibit
No.	Description

99.1	Correspondence from EMS dated November 8, 2010 responding to a shareholder letter received on November 2, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
EMS TECHNOLOGIES, INC.

Date: November 9, 2010	By:	/s/ Gary B. Shell
Gary B. Shell
Senior Vice President, Chief Financial Officer and Treasurer